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                                                               Exhibit 10.22.2

                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


     Amendment No. 2 dated as of February 1, 2000 (the "Amendment") to the Employment, Non-Competition and Proprietary Rights Agreement, as amended, and any exhibits thereto (the "Agreement") by and between Universal Access, Inc., a Delaware corporation (the "Company") and Robert J. Pommer, Jr. (the "Employee"). Any capitalized terms not defined herein shall have the meanings assigned to those terms in the Agreement.


                                    RECITALS

     A. Company and Employee entered into the Agreement on September 15, 1998 and amended the Agreement by letter agreement dated February 8, 1999.

     B. Company and Employee desire to amend the Agreement to reflect certain changes agreed to by the Company and the Employee.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     1. All references in the Agreement to Vice President and Chief Operating Officer shall be deleted and replaced by references to Chief Operating Officer, Chief Technical Officer and Secretary.

     2. The figure of $150,000 in paragraph A (1) of Exhibit A to the Agreement shall be deleted and replaced by the figure of $215,000.

     3. Section 6.3 of the Agreement is hereby deleted in its entirety and replaced by the following:

               6.3 Entire Agreement; Amendments, Etc. This Agreement and the Indemnification Agreement dated as of January 7, 2000 between the Company and Employee (as the Indemnification Agreement may be amended, restated or otherwise modified) contain the entire agreement and understanding of the parties hereto, and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. Except as provided in Section 4.4(b), no modification, amendment, waiver or alteration of this Agreement or any provision or term hereof shall in any event be effective unless the same shall be in writing, executed by both parties hereto, and any waiver so given shall be effective only in the specific instance and for the specific purpose for which given.
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     4.  Miscellaneous. Upon the execution and delivery of this Amendment, the
Agreement shall be amended and supplemented as set forth herein, as fully and with the same effect as if the amendments and supplements made hereby were set forth in the Agreement as of the date hereof. This Amendment and the Agreement shall henceforth be read, taken and construed as one and the same instrument, but this Amendment shall not operate so as to render invalid or improper any action previously taken under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of February 1, 2000.

          COMPANY:                 UNIVERSAL ACCESS, INC.,
                                   a Delaware corporation


                                   By: /s/ Patrick C. Shutt
                                       -----------------------------------
                                       Name:  Patrick C. Shutt
                                       Title: President and CEO


          EMPLOYEE:                By: /s/ Robert J. Pommer, Jr.
                                       -----------------------------------
                                       Robert J. Pommer, Jr.